BEI TECHNOLOGIES, INC.
                           One Post Street, Suite 2500
                             San Francisco, CA 94104

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MARCH 5, 2002

TO THE STOCKHOLDERS OF BEI TECHNOLOGIES, INC.:

     Notice Is Hereby Given that the Annual Meeting of Stockholders of BEI Technologies, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, March 5, 2002, at 1:30 p.m. local time, at the Argent Hotel, 50 Third Street, in San Francisco, California, for the following purposes:

     1. To elect three directors to hold office until the 2005 Annual Meeting of Stockholders;

     2. To ratify the selection of Ernst & Young LLP as independent public accountants of the Company for its fiscal year ending September 28, 2002; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on January 22, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                              By Order of the Board of Directors



                                              Robert R. Corr
                                              Corporate Secretary

San Francisco, California
January 28, 2002

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY. FURTHERMORE, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             BEI TECHNOLOGIES, INC.
                           One Post Street, Suite 2500
                             San Francisco, CA 94104

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  March 5, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy attached as Appendix A is solicited on behalf of the Board of Directors of BEI Technologies, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on March 5, 2002, at 1:30 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Argent Hotel, 50 Third Street, in San Francisco, California. The Company intends to mail this proxy statement and accompanying proxy card on or about January 29, 2002 to all stockholders entitled to vote at the Annual Meeting.

Background

     The Company was organized under the laws of the state of Delaware on June 30, 1997 as a wholly-owned subsidiary of BEI Electronics, Inc., subsequently renamed BEI Medical Systems Company, Inc. (referred to herein as "Medical Systems"). The Company began independent operations on September 28, 1997 as a result of the distribution by Medical Systems of all of the outstanding stock of the Company to the stockholders of Medical Systems (the "Distribution"), and has operated independently ever since.

Solicitation

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

     Only holders of record of shares of the Company's Common Stock at the close of business on January 22, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on January 22, 2002, the Company had outstanding and entitled to vote 14,437,830 shares of Common Stock. Each holder of record of the Company's Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards establishment of the required quorum, but are not counted for any purpose in determining whether a matter has been approved.



                                       1.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office at One Post Street, Suite 2500, San Francisco, California 94104, Attention: Secretary, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Please note, however, that attendance at the meeting will not by itself revoke a proxy. Furthermore, if the shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.

Stockholder Proposals

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 Annual Meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is October 1, 2002. Stockholders who wish to submit a stockholder's proposal or a nomination for director that is not to be included in the Company's proxy statement and proxy for the 2003 Annual Meeting must ensure that such proposal or nomination is delivered to, or mailed and received at the Company not later than January 4, 2003, nor earlier than December 5, 2002. Stockholders are also advised to review the Company's By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   Proposal 1

                              Election of Directors

     The Company's Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Common Stock or by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the authorized number of directors on the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and has been duly qualified or until his earlier death, resignation or removal.

     The Board of Directors is presently composed of seven members. There are three in the class whose term of office expires in 2002. The three nominees for election to this class, C. Joseph Girior, Jr., Asad M. Madni and Gary D. Wrench, are directors of the Company who were previously appointed by the stockholders at the Company's 1999 annual meeting. If elected at the Annual Meeting, each of the nominees would serve until the 2005 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.



                                       2.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2005 Annual Meeting

C. Joseph Giroir, Jr.

     Mr. Giroir, age 62, began serving as a Director in June 1997 prior to the Distribution and resulting spin-off of the Company from Medical Systems in September 1997. He was a director of Medical Systems from 1978 until his resignation as a result of the Distribution. He served as the Secretary of Medical Systems from 1974 to early 1995. Mr. Giroir is the sole member of Giroir, PLLC. He is also President of Arkansas International Development Corporation II, LLC and Chairman of the Board of Directors for Clinical Study Centers, LLC. Mr. Giroir holds a B.A. and an L.L.B. from the University of Arkansas and an L.L.M. from Georgetown University.

Asad M. Madni

     Dr. Madni, age 54, was appointed President and Chief Operating Officer of the Company in May 2000. He began serving as a Director and as a Vice President of the Company in June 1997 prior to the Distribution and resulting spin-off of the Company from Medical Systems in September 1997. Dr. Madni was appointed President of BEI Sensors & Systems Company, Inc. in October 1993, which was formed by the consolidation of BEI Motion Systems Company and the BEI Sensors & Controls Group, of which Dr. Madni had been President since October 1992. Prior to joining Medical Systems in 1992, he served over 17 years in various senior level technical and executive positions with Systron Donner Corporation, a manufacturer of avionics and aerospace sensors and subsystems. He was most recently Chairman, President and CEO of Systron Donner Corporation, a subsidiary of Thorn/EMI. Dr. Madni's degrees include a B.S. and M.S. in Engineering from the University of California, Los Angeles, and a Ph.D. in Engineering from California Coast University. He is also a graduate of the Engineering Management Program from the California Institute of Technology, the AEA/Stanford Executive Institute from Stanford University, and the Program for Senior Executives from the Massachusetts Institute of Technology, Sloan School of Management. He is a Chartered Engineer and Fellow of the Institute of Electrical and Electronics Engineers, the Institution of Electrical Engineers, the Institute for the Advancement of Engineering, the New York Academy of Sciences, and the International Biographical Association.

Gary D. Wrench

     Mr. Wrench, age 68, began serving as a Director in June 1997 prior to the Distribution and resulting spin-off of the Company from Medical Systems in September 1997. He was Senior Vice President and Chief Financial Officer of Medical Systems from July 1993 until his resignation as a result of the Distribution, and held these same positions with the Company until his retirement in May 2000. He was named a Director of Medical Systems in February 1986, and continues to serve as a director of Medical Systems. He also serves as a director of OpticNet, Inc. ("OpticNet"), a minority owned subsidiary of the Company, and has served as Chief Financial Officer of that company since May 2000. From April 1985 to July 1993, he served as Vice President of Medical Systems and President and Chief Executive Officer of BEI Motion Systems Company, Inc., then a wholly owned subsidiary of Medical Systems that is now a part of the Company. Other experience includes twenty years with Hughes Aircraft
Company. Mr. Wrench holds a B.A. from Pomona College and an M.B.A. from the University of California, Los Angeles.

     The three candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.



                                       3.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                         IN FAVOR OF EACH NAMED NOMINEE

Directors Continuing in Office Until the 2003 Annual Meeting

Richard M. Brooks

     Mr. Brooks, age 73, began serving as a Director in June 1997 prior to the Distribution and resulting spin-off of the Company from Medical Systems in September 1997. From 1987 until his resignation as a result of the Distribution, he served as a director of Medical Systems. He is currently an independent financial consultant, and also serves as a director of Longs Drug Store Corporation, Granite Construction, Inc. and the Western Farm Credit Bank, a private company. Mr. Brooks holds a B.S. from Yale University and an M.B.A. from the University of California, Berkeley.

Dr. William G. Howard, Jr.

     Dr. Howard, age 60, began serving as a Director in June 1997 prior to the Distribution and resulting spin-off of the Company from Medical Systems in September 1997. He was a director of Medical Systems from December 1992 until his resignation as a result of the Distribution. He is currently an independent consulting engineer in microelectronics and technology-based business planning. From 1987 to 1990, Dr. Howard served as Senior Fellow of the National Academy of Engineering and, prior to that time, held various technical and management positions with Motorola, Inc., most recently as Senior Vice President and Director of Research and Development. He currently serves as a director of RAMTRON International Corp., Credence Systems, Inc., Thunderbird Technologies, Inc., and Xilinx, Inc. Dr. Howard holds a B.S.E.E. and an M.S. from Cornell University and a Ph.D. in electrical engineering and computer sciences from the University of California, Berkeley.

Directors Continuing in Office Until the 2004 Annual Meeting

George S. Brown

     Mr. Brown, age 80, began serving as a Director in June 1997 prior to the Distribution and resulting spin-off of the Company from Medical Systems in September 1997. He served as a director of Medical Systems from October 1974 until his resignation as a result of the Distribution. Mr. Brown served as President and Chief Executive Officer of Medical Systems from October 1974 until July 1990. Mr. Brown served from 1971 until 1974 as Executive Vice President and General Manager of Baldwin Electronics, Inc., a subsidiary of D.H. Baldwin Company and the predecessor of Medical Systems. Mr. Brown holds a B.S.E.E. from the University of Oklahoma.

Charles Crocker

     Mr. Crocker, age 62, began serving as a Director in June 1997 prior to the Distribution and resulting spin-off of the Company from Medical Systems in September 1997. He was a founder of Medical Systems and has served as Chairman of the Board of Directors of Medical Systems since October 1974 and Chairman of the Board of Directors of the Company since October 1997. Mr. Crocker assumed the positions of President (in which position he served until May 2000) and Chief Executive Officer of the Company, effective October 1, 1997, after resigning as President and CEO of Medical Systems as a result of the Distribution. Mr. Crocker served as President of Crocker Capital Corporation, a Small Business Investment Company, from 1970 to 1985, and as General Partner of Crocker Associates, a venture capital investment partnership, from 1970 to 1990. He currently serves as a director of Fiduciary Trust International, Pope & Talbot, Inc. and Teledyne Technologies, Inc. Mr. Crocker also serves as director of OpticNet, Inc., a minority owned subsidiary of the Company. Mr. Crocker holds a B.S. from Stanford University and an M.B.A. from the University of California, Berkeley.



                                       4.

Board Committees and Meetings

     During the fiscal year ended September 29, 2001, the Board of Directors held 4 regularly scheduled meetings. From time to time the Board of Directors also acts by unanimous written consent. The Board has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee or any other Board committee performing a similar function.

     During fiscal 2001, each Board member attended all of the meetings of the Board and Committees on which he served.

The Compensation Committee:

     The Compensation Committee makes recommendations concerning salaries and incentive compensation for the Company's executive officers, awards stock options and stock bonuses to eligible executives, employees and consultants under the Company's 1997 Equity Incentive Plan (the "1997 Plan"), and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During fiscal 2001, the Compensation Committee was composed of three non-employee directors: Mr. Brown, Chairman of the Committee, and Messrs. Brooks, and Giroir. The Compensation Committee met once during fiscal 2001.

The Audit Committee:

     The Audit Committee's responsibilities include the following: to meet with the Company's independent accountants at least annually to review the scope and results of the annual audit; recommend to the Board the independent accountants to be retained for the Company; and receive and consider the accountants' comments as to internal controls, accounting staff, management performance, and procedures performed and results obtained in connection with the audit. During fiscal 2001, the Audit Committee was composed of three directors: Mr. Brooks, Chairman of the Committee, and Messrs. Giroir and Howard. All members of the Audit Committee are independent directors (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee met 3 times during fiscal 2001.



                                       5.

                                   Proposal 2

           Ratification of Selection of Independent Public Accountants

     The Board of Directors has selected Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending September 28, 2002. Ernst & Young LLP (including its predecessor, Ernst & Whinney) has audited the Company's financial statements since inception in fiscal 1997. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     Fees billed to Company by Ernst & Young LLP during Fiscal 2001

     Audit and Audit Related Fees:

     Audit fees billed to the Company by Ernst & Young LLP during the Company's 2001 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $251,500.

     Audit related fees billed to the Company by Ernst & Young LLP during the Company's 2001 fiscal year totaled $33,495.

     Financial Information Systems Design and Implementation Fees:

     The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended September 29, 2001.

     All Other Fees:

     Fees billed to the Company by Ernst & Young LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $309,422.

     The Audit Committee has determined the rendering of the other non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent public accountants is not required by the Company's By-Laws or other applicable legal requirement. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a plurality of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending September 28, 2002. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.



                                       6.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             IN FAVOR OF PROPOSAL 2

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 31, 2001 by: (i) each of the executive officers named in the Summary Compensation Table; (ii) each director;
(iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                       Beneficial Ownership (1)
                                                       ------------------------
                                                       Number of     Percent of
              Beneficial Owner                          Shares        Total(2)
              ----------------                         ---------     ----------
    Mr. Charles Crocker(3) .........................   3,029,108        20.9
       One Post Street
       Suite 2500
       San Francisco, CA
  State Street Research & Management Co.(7) ........   1,060,800         7.3
       One Financial Center
       Suite 3800
       Boston, MA
  Lord, Abbett & Co.(8) ............................     958,816         6.6
       90 Hudson Street
       Jersey City, NJ
  Kern Capital Management LLC ......................     939,000         6.5
       114 W 47th Street
       Suite 1926
       New York, NY
    Dr. Asad M. Madni(4) ...........................     225,764         1.6
    Mr. Gerald D. Brasuell(4) ......................      63,318        *
    Mr. John LaBoskey(4) ...........................      53,695        *
    Mr. David H. Pike(4) ...........................      29,616        *
    Mr. Richard M. Brooks(4) .......................      12,000        *
    Mr. George S. Brown(4)(5) ......................      10,002        *
    Mr. C. Joseph Giroir, Jr.(4) ...................        --          *
    Dr. William G. Howard, Jr.(4) ..................       8,000        *
    Mr. Gary D. Wrench(4) ..........................      36,950        *
    All executive officers and directors as a group
       (11 persons)(6) .............................   3,514,546        24.3
- -----
* Less than one percent.



                                       7.

(1) This table is based upon information supplied by officers, directors and principal stockholders of the Company and upon any Schedules 13D or 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Applicable percentages are based on 14,487,110 shares outstanding on December 31, 2001, adjusted as required by rules promulgated by the Commission.

(3) Includes 770,000 shares held by Mr. Crocker as trustee for his adult children, as to which Mr. Crocker disclaims beneficial ownership. Also includes 99,872 shares held in a trust of which Mr. Crocker is beneficiary and sole trustee. Mr. Crocker, acting alone, has the power to vote and dispose of the shares in each of these trusts.

(4) Includes shares which certain officers and directors have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: Mr. Crocker, 3,300 shares; Dr. Madni, 26,854 shares; Mr. Brasuell, 15,332 shares; Mr. LaBoskey, 10,833 shares; Mr. Pike, 4,666 shares; and all executive officers and directors as a group, 72,318 shares. Also includes shares which certain officers and directors have the right to vote pursuant to unvested portions of restricted stock awards as follows:
     Mr. Crocker, 18,500 shares; Dr. Madni, 133,300 shares; Mr. Brasuell, 35,850 shares; Mr. LaBoskey, 30,800 shares; Mr. Pike, 21,375 shares; Mr. Brooks, 11,200 shares; Dr. Howard, 4,400 shares; Mr. Wrench, 29,000 shares; and all executive officers and directors as a group, 307,625 shares.

(5) Includes 10,002 shares held in a revocable trust of which Mr. Brown and his wife, Mildred S. Brown, are beneficiaries and sole trustees. Mr. and Mrs. Brown, acting alone, each have the power to vote and dispose of such shares.

(6)  Includes the shares described in the Notes above, as applicable.

(7) Represents shares held by State Street Research & Management Co. ("State") which has the sole power to vote and dispose of the shares held by it. State is a wholly owned subsidiary of Metropolitan Life Insurance Company ("Metropolitan"). Metropolitan may be deemed to share the power to vote and dispose of all shares held by State, and State may be deemed to share the power to vote and dispose of all shares held by itself. Therefore, both Metropolitan and State each may be deemed a beneficial owner of the shares held.

(8) Represents shares held by Lord, Abbett & Co. ("Abbett") which has the sole power to vote and dispose of the shares held by it. Abbett is owned by eight individuals who participate in the management of the firm's investment activities. Therefore, Abbett and the eight individuals may be deemed beneficial owners of all shares held by Abbett.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.



                                       8.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 29, 2001, the Company's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

Compensation of Directors

     During fiscal 2001, each non-employee director of the Company received a monthly fee of $1,000. Each non-employee director of the Company also received a fee of $500 for each Board meeting attended and for each committee meeting attended by that committee member and a fee of $250 for each telephone conference Board meeting in which such director participated. In the fiscal year ended September 29, 2001, the total compensation paid by the Company to non-employee directors for services rendered as directors was $62,000. The members of the Board of Directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Mr. Wrench, a member of the Board of Directors, provided consulting services to the Company following his retirement in May 2000 in consideration of which services the Company made payments to Mr. Wrench totaling $36,225 during fiscal 2001. Such consulting services were pursuant to a written agreement entered into between Mr. Wrench and the Company that provided in material part for services to be provided by Mr. Wrench to the Company on up to 5 days per month for a total of $6,000 per month, plus $1,200 per day for any excess days.

Compensation of Executive Officers

                             Summary of Compensation

     As noted above, the Company became an independent public company on September 27, 1997 as a result of the Distribution. The following table shows, for the fiscal years ended September 29, 2001, September 30, 2000, and October 2, 1999, compensation awarded or paid to or earned by the Company's Chief Executive Officer and its four other most highly compensated executive officers (the "Named Executive Officers") for services rendered by them as executive officers of the Company in the fiscal years ended September 29, 2001, September 30, 2000, and October 2, 1999.





                                       9.

                           Summary Compensation Table

                                                      Annual Compensation
                                            ------------------------------------
                                                                        Other
                                                                       Annual
                                                                    Compensation
            Name and                        Salary (1)     Bonus         (2)
       Principal Position           Year       ($)          ($)          ($)
       ------------------           ----       ---          ---          ---

Mr. Charles Crocker.............     2001     449,401      225,000
Chairman of the Board and            2000     395,681      200,000     27,290
Chief  Executive Officer             1999     334,125      100,000

Dr. Asad M. Madni...............     2001     361,040      225,000
President and Chief                  2000     356,940      200,000
Operating Officer                    1999     269,355       90,000

Mr. Gerald D. Brasuell..........     2001     206,735      150,000
Vice President, General              2000     183,906      125,000
Manager of Systron Donner            1999     164,991       35,000
Inertial Division

Mr. John LaBoskey...............     2001     188,503      130,000
Senior Vice President and            2000     137,846      110,000
Chief Financial Officer              1999     115,510       37,500

Mr. David H. Pike...............     2001     154,252      120,000
Senior Vice President of             2000     143,402      110,000
Divisional Administration            1999     132,850       37,500
and Human Resources


                                                  Long Term
                                             Compensation Awards
                                          -------------------------
                                                        Securities    All Other
                                          Restricted    Underlying  Compensation
            Name and                       Awards(3)      Options        (4)
       Principal Position          Year       ($)           (#)          ($)
       ------------------          ----       ---           ---          ---

Mr. Charles Crocker.............   2001    132,500        10,000         9,290
Chairman of the Board and          2000                                  6,088
Chief  Executive Officer           1999                                  5,928

Dr. Asad M. Madni...............   2001    433,341        14,590         9,670
President and Chief                2000    337,500        20,000         8,135
Operating Officer                  1999     64,813        10,000         6,117

Mr. Gerald D. Brasuell..........   2001    132,500         5,000         6,283
Vice President, General            2000     25,000        10,000         6,754
Manager of Systron Donner          1999     54,500         7,000         5,322
Inertial Division

Mr. John LaBoskey...............   2001    106,000         2,500         6,175
Senior Vice President and          2000     37,500         6,000         5,764
Chief Financial Officer            1999     21,000         6,000         4,267

Mr. David H. Pike...............   2001     86,125         4,000         4,483
Senior Vice President of           2000     37,500        10,000         4,535
Divisional Administration          1999     17,500         5,000         4,143
and Human Resources



                                      10.

(1) Includes (i) annual cash payments designated as automobile allowances, which did not exceed $20,000 for any individual in any year, (ii) compensation earned but deferred at the election of the Named Executive Officer pursuant to the Company's Deferred Compensation Plan, and (iii) $40,384 in fiscal year 2000 of accrued vacation pay deferred by Dr. Madni.

(2) Represents the value of shares received by Mr. Crocker in the form of stock in OpticNet, the Company's minority owned subsidiary, as compensation for activities related to the founding of OpticNet.

(3)  Represents  the dollar value of shares  awarded,  calculated by multiplying the market value based on the closing sales price on the date of grant by the number of shares awarded. At September 29, 2001, the aggregate holdings and value of restricted stock held by the Named Executive Officers (based on the number of shares held at fiscal year-end multiplied by the closing sales price of the Company's Common Stock as reported on the Nasdaq National Market on September 29, 2001) was as follows: Mr. Crocker, 10,000 shares, valued at $160,500; Dr. Madni, 128,205 shares, valued at $2,057,690; Mr. Brasuell, 30,500 shares, valued at $489,525; Mr. LaBoskey, 28,800 shares, valued at $462,240; and Mr. Pike, 19,700 shares, valued at $316,185. Generally, the restrictions on awards of restricted stock lapse with respect to 15% of the total number of shares per year on the first, second, third, fourth and fifth anniversaries of the date of grant and with respect to the remaining shares subject to such award on the sixth anniversary of the date of grant. Dividends are paid on shares of restricted stock when, as and if the Board declares dividends on the Common Stock of the Company.

(4)  Includes $6,120,  $6,120,  $5,587, $5,771 and $4,172 paid in fiscal 2001 to each of Messrs. Crocker, Madni, Brasuell, LaBoskey and Pike, respectively, and $5,100, $5,100, $6,150, $5,260, and $4,012 paid in fiscal 2000 to each of Messrs. Crocker, Madni, Brasuell, LaBoskey and Pike, respectively, and $4,800, $3,549, $4,775, $3,915 and $3,712 paid in fiscal 1999 to each of
     Messrs. Crocker, Madni, Brasuell, LaBoskey and Pike respectively, as a normal contribution pursuant to the Company's Retirement Savings Plan. The remaining sums listed for each of fiscal 2001, 2000, and 1999 for Messrs. Crocker, Madni, Brasuell, LaBoskey and Pike are attributable to premiums paid by the Company for group term life insurance, supplemental life insurance and, solely with respect to Messrs. Crocker and Madni, benefits received pursuant to split dollar life insurance policies entered into by the Company in fiscal 2000.

                        Stock Option Grants and Exercises

     During the Company's fiscal year ended September 29, 2001, the Company granted options to its executive officers and key employees under the 1997 Plan. In connection with the Distribution, holders of options to purchase Common Stock of Medical Systems that were not exercised prior to the Distribution had such options converted to vested and unvested incentive stock options and nonstatutory stock options, as appropriate, to purchase the Company's Common Stock issued under the 1997 Plan. The number of shares of the Company's Common Stock subject to options issued in the conversion was determined by criteria which included the aggregate fair market value of each option to purchase Medical Systems' Common Stock immediately prior to the Distribution and the intent to issue options to purchase the Company's Common Stock that were not more favorable to the holder than those options held on Medical Systems' Common Stock that converted as a result of the Distribution. For further information, see "The Distribution--Other Consequences of the Distribution--Stock Options" in the Information Statement included as an exhibit to the Company's Registration Statement filed on Form 10 (File No. 0-22799). The Company has not issued any stock appreciation rights, either apart from or under the 1997 Plan. As of December 31, 2001, options to purchase a total of 485,972 shares had been granted and were outstanding under the 1997 Plan and options to purchase 503,056 shares remained available for grant thereunder. The following tables show, for fiscal 2001, certain information regarding options for the



                                      11.

Company's Common Stock granted to, exercised by, and held at year-end by, the Named Executive Officers.

                        Option Grants in Fiscal Year 2001

                                                                                          Potential Realizable Value at
                            Number of    % of Total                                               Assumed Annual
                            Securities     Options               Market                          Rates of Stock
                            Underlying   Granted to             Price at                     Price Appreciation for
                             Options      Employees  Exercise   Date of                         Option Term(3)
                             Granted      in Fiscal    Price      Grant   Expiration   --------------------------------
          Name                (#)(1)       Year(2)    ($/Sh)     ($/Sh)      Date         0%         5%         10%
                            ----------   ----------  -------    --------   --------       --         --         ---
Mr. Crocker............      10,000         7.6%     14.575     13.250     12/06/05    (13,250)     23,357     67,643
Dr. Madni..............      14,590        11.1%     13.250     13.250     12/06/10       --       121,576    308,098
Mr.  Brasuell..........       5,000         3.8%     13.250     13.250     12/06/10       --        41,664    105,585
Mr. LaBoskey...........       2,500         1.9%     13.250     13.250     12/06/10       --        20,832     52,793
Mr. Pike...............       4,000         3.0%     13.250     13.250     12/06/10       --        33,331     84,468

(1) Options generally vest annually over a 3-year period. The options will fully vest upon a change in control, as defined in the 1997 Plan.

(2) Based upon options to purchase 131,440 shares issued to employees in fiscal year 2001.

(3) The potential realizable value is based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually for the entire term of the option and the option is exercised solely on the last day of its term for the appreciated price. These amounts represent certain assumed rates of appreciation less the exercise price, in accordance with the rules of the Commission, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                                   Number of Securities
                                                                        Underlying         Value of Unexercised
                                                                    Unexercised Options    in-the-Money Options
                                 Shares Acquired      Value            at FY-End (#)           at FY-End ($)
                                   on Exercise       Realized          Exercisable/            Exercisable/
              Name                     (#)             ($)           Unexercisable(1)        Unexercisable(2)
              ----                     ---             ---           ----------------        ----------------
Mr. Crocker...................          --              --               --/10,000               --/14,750
Dr. Madni.....................          --              --             13,332/31,258          148,985/213,367
Mr. Brasuell..................          --              --             7,999/14,001           91,222/108,628
Mr. LaBoskey..................          --              --              6,000/8,500            69,800/71,300
Mr. Pike......................        4,999           53,322             --/12,335               --/97,470

- ---------
(1)  Includes both "in-the-money" and "out-of-the-money" options.

(2) The fair market value of the underlying shares of the Company's Common Stock on September 29, 2001, less the exercise price. "Out-of-the-money" options are ignored.



                                      12.

Management Incentive Bonus Plan For Fiscal 2001

     In 2000, the Company's Board of Directors adopted a Management Incentive Bonus Plan for fiscal 2001 ("2001 MIB Plan") covering employees of the Company. Following the end of the Company's 2001 fiscal year, the Company's Compensation Committee determined how to allocate monies under the Bonus Plan on the basis of goals relating to return on equity, and subject to predetermined limits under the 2001 MIB Plan, and created a bonus fund for each company. Based upon recommendations from management of each company, the Compensation Committee was permitted, in its discretion, to approve individual awards to employees of the respective companies, for performance during fiscal 2001 subject to final approval by the Company's Board of Directors.

     Incentive awards totaling approximately $1,596,000 were made with respect to the Company's fiscal year 2001. The amounts of such incentive payments to the Named Executive Officers are included in the "Bonus" column of "Summary Compensation Table" under "Executive Compensation."

Employment Agreements

     The employment agreement between the Company and Dr. Madni, President and Chief Operating Officer of the Company, renews annually on the anniversary date of the agreement. Such agreement further provides that if the Company terminates him without cause or a change in control of the Company occurs, and he executes a general release of liability, Dr. Madni will receive from the Company his then current full-time salary and medical, dental and life insurance benefits for the 12 months following the termination of his employment, his annual bonus prorated to the date of termination of his employment and an amount equal to the average of the bonuses paid Dr. Madni over the prior 3 completed fiscal years. The employment agreement includes a noncompetition clause that provides that Dr. Madni will refrain from activities of a competitive nature for a period of 2 years after termination of his employment with the Company.

Executive Change of Control Benefits Agreements

     The Company has entered into Executive Change of Control Benefits Agreements (the "Change of Control Agreements") with Messrs. Crocker, Madni, and LaBoskey. Pursuant to the terms of the Change of Control Agreements, each executive officer would receive a single payment equal to the sum of his annual salary and the average of his annual bonuses for the prior three years upon the occurrence of a voluntary termination of employment by the employee or an involuntary termination of employment without cause within 12 months after a change in control of the Company, as defined in the Change of Control Agreements. In addition, the Company would pay medical benefits on behalf of the executive officer and his dependents until the executive officer is again employed, but not longer than 18 months.

Compensation Committee Interlocks and Insider Participation

     As noted above, the Compensation Committee consists of Messrs. Brown, Brooks and Giroir. Mr. Brown retired in July 1990 as President of Medical Systems and served as a consultant to Medical Systems until June 30, 1997. Mr. Giroir served as Corporate Secretary of Medical Systems until February 1995 for which he received no compensation in addition to that received as director's fees. Mr. Crocker, Chairman of the Board and Chief Executive Officer of the Company, serves as a director and has been selected to serve as a member of the Compensation Committee of OpticNet, and Mr. Wrench, a director of the Company serves as Chief Financial Officer for OpticNet and also as a director.



                                      13.

                      REPORT OF THE COMPENSATION COMMITTEE
             OF THE BOARD OF DIRECTORS OF BEI TECHNOLOGIES, INC. (1)
                                NOVEMBER 28, 2001


     The Compensation Committee is composed of three non-employee directors, Messrs. Brown, Brooks and Giroir. The Compensation Committee is responsible for, among other things, setting the compensation of executive officers, including any stock based awards to such individuals under the Company's 1997 Equity Incentive Plan. The Compensation Committee annually evaluates the performance, and determines the compensation of the Chief Executive Officer and the other executive officers of the Company based upon a mix of the achievement of corporate goals, individual performance of the executive officers and comparisons with other companies operating in the same industry. The Chief Executive Officer provides recommendations to the Compensation Committee, but is not present during the discussion of his own compensation.

Executive Compensation Principles

     The Compensation Committee seeks to compensate executive officers in a manner designed to achieve the primary interest of the Company's stockholders, namely that of increased stockholder value. In furtherance of this goal, the Compensation Committee determined a compensation package for fiscal 2001 that considered both competitive and performance factors. Annual compensation of executives of the Company is composed of salary, bonus and stock incentives, an approach consistent with the compensation programs of most electronics and/or industrial focused companies. A substantial portion of the cash compensation of each executive officer is contingent upon the achievement of certain performance milestones by the Company. Bonuses, therefore, could be substantial, could vary significantly from year to year, and could vary significantly among executive officers. The Company's Compensation Committee intends to continue to follow this approach in the future and be guided by the same principles. Stock-based awards also continue to be a part of the overall compensation for the Company's executive officers, and are intended to further incentivize, as well as reward, the executive officers.

Base Salary

     The Compensation Committee determined salaries for fiscal 2001 for all executive officers at its meeting of December 6, 2000. In adjusting the base salary of the executive officers, the Compensation Committee examined both competitive and qualitative factors relating to corporate and individual performance. In connection with its examination of competitive factors, the Compensation Committee reviewed an independent survey of base salaries paid by other electronics companies of comparable size. In many instances, assessment of qualitative factors necessarily involved a subjective assessment by the Committee. In determining salary adjustments for executive officers for fiscal 2001, the Compensation Committee relied primarily on the evaluation and recommendations by Mr. Crocker of each officer's responsibilities for fiscal 2001 and performance during fiscal 2000.



- -----------
(1) This Section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.



                                      14.

Management Incentive Bonus Plan Adopted for Fiscal 2002

     The Company's Board of Directors has adopted a Management Incentive Bonus Plan (the "2002 MIB Plan") for fiscal 2002 covering employees of the Company and its operating divisions (which include the Company's majority owned subsidiaries). On the basis of goals relating to return on equity, and subject to predetermined limits under the 2002 MIB Plan, the Company's Compensation Committee, will in its discretion, determine a bonus fund for the Company and each of its operating divisions following the end of the Company's 2002 fiscal year. Based upon recommendations from the management of the Company, the Compensation Committee may, in its discretion, approve awards to employees of the Company and each of its operating divisions, subject to final approval of the Company's Board of Directors.

     Incentive awards totaling $1,596,000 were made with respect to the Company's fiscal 2001 year. Of that amount, $850,000 was awarded to the Named Executive Officers.

Chief Executive Officer Compensation


     In general, the factors utilized in determining Mr. Crocker's compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs; however, a significant percentage of his potential earnings was and continues to be subject to consistent, positive, long-term performance of the Company.


Long Term Incentives

     The Company uses the 1997 Equity Incentive Plan to further align the interests of stockholders and management by creating common incentives based on the possession by management of a substantial economic interest in the long-term appreciation of the Company's stock. In determining the number of restricted stock awards or stock options to be granted to an executive officer, the Committee takes into account the officer's position and level of responsibility within the Company, the officer's existing equity holdings, the potential reward to the officer if the stock appreciates in the public market, the incentives to retain the officer's services for the Company, the competitiveness of the officer's overall compensation package and the performance of the officer. Based on a review of this mix of factors for fiscal 2001, the Committee granted in fiscal 2002 incentive stock options to executive officers of the Company including; Mr. Crocker (10,000 shares), Mr. Brasuell (10,000 shares), Mr. LaBoskey (10,000 shares) and Mr. Pike (4,000 shares).

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee has determined that stock options granted under the Company's 1997 Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be rated as "performance-based compensation."

                 George S. Brown (Chairman)    C. Joseph Giroir, Jr.
                 Richard M. Brooks



                                      15.

                          REPORT OF THE AUDIT COMMITTEE
             OF THE BOARD OF DIRECTORS OF BEI TECHNOLOGIES, INC. (1)
                                NOVEMBER 28, 2001


     The Audit Committee of the Board of Directors of BEI Technologies, Inc. is composed of three independent directors appointed by the Board of Directors (each of which is independent under applicable NASD rules) and operates under a written charter adopted by the Board of Directors in fiscal 2000, and as amended in fiscal 2001 (attached as Appendix B). The members of the Audit Committee are Mr. Brooks (Chairman of the Committee), Dr. William Howard and C. Joseph Giroir, Jr. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Corporation's independent accountants.

     Management is responsible for the Company's internal accounting and financial controls, the financial reporting process, the internal audit function and compliance with the Company's legal and ethics programs. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuance of a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and report its findings to the full Board.

     In this context, the Audit Committee has met and held discussions separately, and jointly with each of management, the Company's internal auditors and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     In connection with new standards for independence of the Company's external auditors promulgated by the Securities and Exchange Commission, during the Company's 2002 fiscal year the Audit Committee will undertake to consider in advance of the provision of any non-audit services by the Company's independent accountants whether the provision of such services is compatible with maintaining the independence of the Company's external auditors.

     The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended September 29, 2001 filed with the Securities and Exchange Commission.

             Richard Brooks (Chairman)         Dr. William Howard
             C. Joseph Giroir, Jr.

- ------------
(1) This Section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.



                                      16.

                     Performance Measurement Comparison (1)

     The following graph shows the value as of the Company's most recent fiscal year end of an investment of $100 in cash on October 8, 1997, the first day of regular way trading on Nasdaq of (i) the Company's Common Stock, (ii) the Nasdaq Stock Market Index (U.S. Companies) and (iii) the Dow Jones Advanced Industrial Equipment Index. All values assume reinvestment of the full amount of all dividends paid by the Company since October 8, 1997 through the Company's 2001 fiscal year end and are calculated as of the last trading day of the applicable calendar quarter (2):

                  COMPARISON OF 4 YEAR CUMULATIVE TOTAL RETURN*
                          AMONG BEI TECHNOLOGIES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
              AND THE DOW JONES ADVANCED INDUSTRIAL EQUIPMENT INDEX


[THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]

                                                         Cumulative Total Return
                                             ------------------------------------------------
                                               10/8/97     9/98      9/99      9/00      9/01
BEI TECHNOLOGIES, INC.                          100.00    56.98     93.55    323.48    249.81
NASDAQ STOCK MARKET (U.S.)                      100.00    98.12    160.31    212.83     87.00
DOW JONES ADVANCED INDUSTRIAL EQUIPMENT         100.00    70.13    105.80    187.78     50.00

* $100 invested on 10/8/97 in stock or index - including reinvestment of dividends.
  Fiscal year ending September 29, 2001.

- --------
(1) This Section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The Company operates on a fiscal year ending on the Saturday nearest September 30. The calendar quarter end dates in the table above do not necessarily coincide with the Company's fiscal quarter end dates, but are intended to approximate those closest.



                                      17.

                              CERTAIN TRANSACTIONS


     In November 2000, OpticNet, Inc. ("OpticNet") separated from the Company and became a minority owned subsidiary of the Company. Mr. Wrench, a director of the Company, is the Chief Financial Officer and a director of OpticNet. In connection with OpticNet's separation from the Company, the Company entered into the following agreements with OpticNet:

     InterCompany Services Agreement. Pursuant to the InterCompany Services Agreement entered into in October 2000, the Company agreed to make available to OpticNet certain office and facility space and support services. This agreement, originally scheduled to terminate on September 29, 2001 has been extended. Pursuant to this Agreement, OpticNet reimburses the Company for such services at a flat monthly rate of $25,000.

     Facility Sublease Agreement. OpticNet entered into a sublease agreement with the Company for the lease of 15,571 square feet of space in Hayward, California. This sublease has an initial term expiring in December 2005. The monthly rental payment under the sublease agreement commenced at $16,972 and increases annually to a monthly payment of $20,087 during the 2005 calendar year.

     Equipment Sublease Agreements. In September 2001 through December 2001, the Company entered into equipment sublease agreements with OpticNet for the sublease of certain manufacturing and production equipment with a total cost of approximately $4,195,000. The equipment sublease agreements have an initial term of 36 months and quarterly rental payments with an interest rate of approximately 6.9%.

     Revolving Line of Credit Note. In October 2000, the Company entered into an agreement to provide working capital bridge financing to OpticNet. Under the terms of the agreement, the Company agreed to make available to OpticNet, from time to time, until September 28, 2002, an amount not to exceed at any aggregate time the principal amount of $2 million. At September 29, 2001, OpticNet had borrowed $1.1 million under the agreement. OpticNet's obligation to repay the advances is evidenced by a promissory note, due in full on or before September 28, 2002, unless extended by mutual agreement of the parties. The outstanding principal on the note bears interest at prime plus 1.5% per annum.

     The Company's By-Laws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the extent not prohibited by Delaware law. Under the Company's By-Laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-Laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.



                                      18.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors


                                        Robert R. Corr
                                        Corporate Secretary

January 28, 2002


A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 29, 2001 is available without charge upon written request to: Investor Relations, BEI Technologies, Inc., One Post Street, Suite 2500, San Francisco, CA 94104.



                                      19.

Appendix B

                             BEI Technologies, Inc.
                             Audit Committee Charter

Organization: The Audit Committee shall be appointed by the Board of Directors. Each of the members of the Audit Committee shall be free of relationships with management or the Company that in the opinion of the Board of Directors and the requirements of the National Association of Security Dealers (NASD) would interfere with the exercise of their independent judgement. All members of the Audit Committee should possess credentials indicative of financial literacy, and at least one member shall have accounting or related financial management expertise. In addition to the duties and responsibilities of the Audit Committee as set forth in the Company's by-laws, the operation of the Audit Committee shall be governed by this charter. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors.

Statement of Policy: The Audit Committee shall advise the Board of Directors as to the Company's consolidated financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent accountants, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention and shall have full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes: Management is responsible for preparing the Company's financial statements, and the independent accountants are responsible for auditing those financial statements. The primary responsibility of the Audit Committee is to oversee the Company's financial reporting and independent audit processes on behalf of the board and report its conclusions to the board. The policies and procedures of the Audit Committee should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

o The Audit Committee is authorized to communicate to management and the independent accountants that the independent accountants are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the authority and responsibility to evaluate and, where appropriate, to recommend replacement of the independent accountants. The Committee shall discuss with the independent accountants their independence from management and the Company, their performance of the audit, and the matters included in the written disclosures required by the


                                       B1

     Independence Standards Board. Annually, the committee shall review and recommend to the Board of Directors, subject to shareholder's approval, the selection of a firm to be the Company's independent accountants.

o The Audit Committee shall discuss with the internal auditors and the independent accountants the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall review with management, the internal auditors and the independent accountants the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risks and rewards, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations. Management shall also be afforded the opportunity to meet separately with the Committee without internal auditors or independent accountants present.

o The Audit Committee shall review the reports or recommendations from both the independent accountants and the internal auditors regarding the system of internal controls, the company's code of conduct, and ethics programs.

o The Audit Committee shall review the interim financial statements with management and the independent accountants prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent accountants under generally accepted auditing standards. The chair of the Audit Committee may represent the entire Committee for the purposes of this review, and report to the Committee at their next meeting.

o The Audit Committee shall review with management and the independent accountants the financial statements and related opinions to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgement about the quality and acceptability of relevant accounting principles, the reasonableness of significant management judgements, and the clarity of the disclosures in the financial statements. They shall also review with management and the independent accountants significant risks and exposures reflected in the report. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent accountants under generally accepted auditing standards.

o The Audit Committee shall review and report to the Board of Directors the cost of audit and non-audit services performed by the Company's independent accountants during each fiscal year for the Company.

o The Audit Committee shall undertake to consider in advance of the provision of any non-audit services to the Company by the Company's independent accountants whether the provision of such services is compatible with maintaining the independence of the Company's external auditors.



                                       B2